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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 19, 1999, except for Note 6, as to which the date is May 5, 1999, with respect to InterTrust Technologies Corporation in Amendment No. 5 to the Registration Statement (Form S-1) and related Prospectus of InterTrust Technologies Corporation for the registration of 7,475,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

October 13, 1999